UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2011

HKN, INC.
(Exact Name of registrant as specified in its charter)

Delaware	1-10262	95-2841597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 State Street, Suite 200 Southlake, Texas		76092
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (817) 424-2424

Former Name or Former Address, if Changed Since Last Report:  Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02             UNREGISTERED SALES OF EQUITY SECURITIES

On June 3, 2011, HKN, Inc. (the “Company”) entered into a Securities Exchange Agreement with Quadrant Management, Inc. (“Quadrant”) to purchase the remaining outstanding units of BriteWater International, LLC, (“BriteWater”).  BriteWater is a privately-owned company which owns a patented oilfield emulsion-breaking OHSOL technology which may be used to purify oilfield emulsions by breaking and separating the emulsions into oil, water, and solids.

Pursuant to the Securities Exchange Agreement, the Company will issue an aggregate of 1,286,223 restricted shares of its common stock in exchange for the remaining outstanding membership units of BriteWater.  Subsequent to the closing of the transaction, BriteWater will be a wholly-owned subsidiary of HKN.  The transaction is expected to close no later than June 30, 2011.

Quadrant is an affiliate of Alan G. Quasha, Chairman of the Board of Directors of the Company.

The issuance of the Company’s common stock to Quadrant is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereunder.  Quadrant has represented that it is acquiring the shares of the Company’s common stock for investment purposes and that it is an accredited investor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HKN, Inc.
(Registrant)

Date: June 3, 2011	By:	/s/ Sarah Gasch
Sarah Gasch Vice President and CFO